UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     January 25, 2007

Semtech Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road
Camarillo, California	93012-8790
(Address of Principal Executive Offices)	(Zip Code)

805-498-2111

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Departure of Principal Officer

As of January 25, 2007, Paul D. Peterson is no longer serving as Vice President of Sales and Marketing for Semtech Corporation (the “Company”) and he will be leaving the Company on February 9, 2007. Mr. Peterson was a Named Executive Officer for whom disclosure was required in the Company’s most recent Proxy Statement filed on May 8, 2006.

(e) Compensatory Arrangement with Named Executive Officer.

The Compensation Committee of the Board of Directors has approved a severance package for Mr. Peterson, contingent upon the execution and effectiveness of an Agreement and General Release (“Agreement”) that includes a release of claims against the Company. The compensatory element of the Agreement, which will be paid to Mr. Peterson only if he signs the Agreement and does not revoke it within the revocation period provided by law, consists of a lump sum cash payment equal to six months base salary; a lump sum cash payment equal to COBRA premiums for six months of health insurance; and payment of a bonus for fiscal year 2007, to the extent such bonus is later calculated under the terms of the Semtech Corporation Bonus Plan and approved by the Compensation Committee. Mr. Peterson’s bonuses for the preceding three fiscal years have ranged from approximately $59,000 to $110,000. His fiscal year 2007 bonus is anticipated to be within this range. Since Mr. Peterson has not yet signed the Agreement, there can be no assurance that there will not be material changes to the Agreement.

The foregoing description of the terms of the Agreement is qualified in its entirety by the Agreement which, if executed and effective, will be attached as an exhibit to the Company’s Form 10-K for fiscal year 2007.

Item 8.01 Other Events.

On January 26, 2007, the Company appointed James Kim as Vice President of Worldwide Sales and Marketing, reporting to the Company’s Chief Executive Officer. Mr. Kim has been employed by the Company since 1986. He served as Vice President of Global Handset Sales since March 2004 and was previously Director of Sales and Marketing for Korea and Japan.

Forward-Looking and Cautionary Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the

Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, and our plans, objectives and expectations. Some forward-looking statements may be identified by use of terms such as “expects,” “anticipates,” “intends,” “estimates,” “believes,” “projects,” “should,” “will,” “plans” and similar words.

Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Forward-looking statement should be considered in conjunction with the cautionary statements contained in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2006, in the Company’s other filings with the SEC, and in material incorporated therein by reference. Forward-looking statements should not be regarded as representations by the Company that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2007	SEMTECH CORPORATION

By:	/s/ Emeka Chukwu
Emeka Chukwu
Chief Financial Officer